UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2013

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers.
On July 8, 2013, the Company and Mr. Jay Williams, who serves as the Company's Vice President of Marketing, entered into an employment agreement (the Williams Employment Agreement). The Williams Employment Agreement provides that the Company will employ Mr. Williams on an at-will basis, for a term that begins on the effective date and continues until the second (2nd) anniversary of the effective date. The Williams Employment Agreement will automatically renew for additional one-year terms unless either party provides 180 days written notice of such party's intent to terminate Mr. Williams' employment or unless the Company terminates Mr. Williams' employment for "cause" as such term is defined in the Williams Employment Agreement.  Pursuant to the Williams Employment Agreement, Mr. Williams will receive an annual base salary of $200,000.  In addition, the Williams Employment Agreement provides that Mr. Williams (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established by the Company's executive management team and the Board, and (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans. The Williams Employment Agreement also provides that the Company shall negotiate and enter into a restricted stock agreement with Mr. Williams no later than 180 days following the effective date of the Williams Employment Agreement. The number of shares of common stock to be issued to Mr. Williams pursuant to the restricted stock agreement shall be at the discretion of the Company, but shall have a fair value of no less than ten percent of Mr. Williams' base salary on the date of issuance and shall vest on the anniversary of the effective date of the restricted stock agreement.

The Williams Employment Agreement provides that upon the termination of Mr. Williams' employment, he will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Mr. Williams' employment, unless such employee has not been employed by the Company for more than one year.

The foregoing description does not purport to be a complete description of the Williams Employment Agreement and is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01(d): Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: July 12, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated July 8, 2013, between United Insurance Holdings Corp. and Jay K. Williams